       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                            DALEY-HODKIN CORPORATION
                            AUCTIONEERS - APPRAISERS

135 Pinelawn Road                                                 (516) 293-0200
MELVILLE, NEW YORK 11747-3144                                FAX. (516) 293-0328

                                 April 24, 1996
VIA UNITED PARCEL SERVICE

National Bank of Canada
125 West 55th Street - 23rd Floor
New York, New York  10019-5366

Attention: E. Lynn Forgosh

                            Re: Delta Data Net, Inc.
                                900 Huyler Street
                                Teterboro, NJ

Dear Ms. Forgosh:

Enclosed is our remittance report and a check in the amount of $122,182.10 which represents the net proceeds for the above referenced auction sale which was conducted on Tuesday, April 9, 1996.

In addition to our remittance report we have enclosed the following documentation:

         Exhibit  "A"      - Auction Sale Sheets
         Exhibit  "B"      - Sold After Sale
         Exhibit  "C"      - Refunds and Adjustments
         Exhibit  "D"      - Auction Expenses
         Exhibit  "E"      - Miscellaneous Expenses
         Exhibit  "F"      - Registered Bidders

The adjusted gross proceeds of the auction sale were $156,670.40. There were 112 registered bidders from New York, New Jersey, Pennsylvania and Connecticut.

                                       Yours truly,

                                       DALEY-HODKIN CORPORATION

                                       Joseph Hodkin

JH/ef
enclosure

cc: Walter Greenhalgh, Esq. (w/o detail)

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